UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 4, 2015

Date of Report (Date of earliest event reported)

TRITON EMISSION SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-33309	33-0953557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 San Francisco St., Suite 201 San Juan, Puerto Rico		00901
(Address of principal executive offices)		(Zip Code)

1 (800) 648-4287

Registrant's telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Consulting Agreement

On September 4, 2015, Triton Emission Solutions Inc. (the “Company”), entered into a Consulting Agreement (the “Second Consulting Agreement”) with Robert Lipp, an unrelated party, on substantially the same terms as the consulting agreement between the Company and Mr. Lipp dated for reference September 3, 2014 which expired on September 3, 2015.  Under the terms of the Second Consulting Agreement, Mr. Lipp agreed to continue providing the Company with investor relations services for a term of one year, expiring on September 4, 2016.

In consideration for Mr. Lipp agreeing to continue providing his services to the Company, the Company will issue Mr. Lipp 100,000 shares of its common stock in four equal quarterly installments of 25,000 shares each beginning on September 4, 2015, and non-transferrable warrants to purchase up to 250,000 shares of its common stock at an exercise price of $0.50 per share, expiring on August 1, 2018, subject to earlier termination in the event that Mr. Lipp ceases to act as a consultant to the Company prior to September 4, 2016.

The foregoing description of the Second Consulting Agreement with Mr. Lipp is not purported to be complete and is qualified in its entirety by reference to the complete text of such agreement attached as exhibits hereto.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

As more fully described under Item 1.01 of this report, on September 4, 2015, the Company agreed to issue Robert Lipp 100,000 shares of its common stock, issuable in four equal quarterly installments beginning on September 4, 2015 and non-transferrable warrants to purchase up to 250,000 shares of its common stock in consideration for Mr. Lipp’s agreement to continue providing the Company with investor relations services. The shares and warrants will be issued to Mr. Lipp pursuant to the exemption from the registration requirements of the Securities Act of 1933 provided by Rule 506 of Regulation D on the basis of representations provided by Mr. Lipp that he is an accredited investor, as that term is defined in Regulation D.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Exhibit	Description
10.1	Consulting Agreement between Robert Lipp and Triton Emission Solutions Inc. dated effective as of September 4, 2015.
99.1	News Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRITON EMISSION SOLUTIONS INC.

Date: September 10, 2015	By: /s/ Anders Aasen

Name: Anders Aasen
Title: CEO

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